Exhibit 99.1

Media and Investor Contact: Richard E. Koch

(203) 750-3254

  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Morgan Stanley Chemicals, Metals & Mining Roundtable

CLAYTON, MO, April 29, 2005 -- Olin Corporation's (NYSE: OLN) senior management will make a presentation at the Morgan Stanley Chemicals, Metals & Mining Roundtable in Chicago on May 3.

Copies of the presentation slides and background information will be available on May 3 to all investors, news media, and the general public on Olin's web site www.olin.com in the Investor section under Recent Press Releases and Speeches. There will not be a web cast for this presentation.

Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, and rod, welded tube, fabricated parts, metal packages and stainless steel strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

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